Exhibit 10.75

AMENDMENT TO THE

CARNIVAL CORPORATION

2001 OUTSIDE DIRECTOR STOCK PLAN

The Carnival Corporation 2001 Outside Director Stock Plan (the “Plan”) is hereby amended, effective October 17, 2007, as follows (deletions struck through, additions bold and underlined):

1.	Section 8(b) of the Plan shall be amended to read as follows:

Vesting. Subject to Section 8(e), Options shall vest and become exercisable in ~~five equal annual installments commencing~~ full on the ~~first~~ third anniversary of the Date of Grant.

2.	Section 9(c) of the Plan shall be amended to read as follows:

Restricted Period. The Restricted Period of Restricted Stock Awards and Restricted Stock Unit Awards granted to any Participant shall commence on the Date of Grant and shall expire as to ~~twenty~~ one-hundred percent (~~2~~100%) of the Restricted Stock or Restricted Stock Units, as applicable, subject thereto on ~~each of~~ the ~~first, second,~~ third~~, fourth and fifth~~ anniversary~~ies~~ of the Date of Grant whether or not such Participant continues to be a member of the Board; provided, however, that upon a Participant’s ceasing to be a member of the Board due to death or Disability, the Restricted Period shall expire as to one hundred percent (100%) of the Shares subject thereto.